Exhibit 10.4
Blue Nile, Inc.
Restricted Stock Unit Grant Notice (Non-Employee Director)
(2004 Equity Incentive Plan)
Blue Nile, Inc. (the “Company”), pursuant to Section 7(b) of the Company's 2004 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award covering the number of restricted stock units (the “Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the “Notice”), the 2004 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”). Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule: The Restricted Stock Units shall vest in four equal installments, every three (3) months after the Vesting Commencement Date, subject to Participant's Continuous Service with the Company through each such vesting date. In addition, this Award will become fully vested as of immediately prior to a Change in Control, subject to Participant's Continuous Service as of such time. Each installment of RSUs that vests hereunder is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).
Delivery Schedule: Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each RSU that vests at the time set forth in Section 3 of the Award Agreement.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement, the Plan and the stock plan prospectus for this Plan. As of the Date of Grant, this Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

BLUE NILE, INC.	PARTICIPANT

Signature	Signature

Title:	Date:
Date: